Exhibit 2.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED BUSINESS
COMBINATION AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated November 3, 2022 (the “First Amendment Effective Date”), is entered into by and among DIGITAL HEALTH ACQUISITION CORP., a Delaware corporation (“DHAC”), DHAC MERGER SUB I, INC., a Delaware corporation (“Merger Sub I”), DHAC MERGER SUB II, INC., a Texas corporation (“Merger Sub II”), VSEE LAB, INC., a Delaware corporation (“VSee”), and IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC., a Texas corporation (“iDoc” and, together with VSee, the “Company Parties”). Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Second Amended and Restated Business Combination Agreement, dated October 6, 2022 (the “BCA”), by and among DHAC, Merger Sub I, Merger Sub II, VSee, and iDoc.

I. RECITALS

WHEREAS, the parties hereto entered into the BCA on October 6, 2022;

WHEREAS, the BCA provides that as a condition to the consummation to the transactions contemplated thereby, the Aggregate Transaction Proceeds shall be equal to or greater than $10,000,000; and

WHEREAS, the parties desire to amend the BCA to remove the condition precedent described above.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the BCA in accordance with the terms of the BCA and this Amendment.

II. AGREEMENT

1.       Incorporation of Recitals. The foregoing recitals are hereby incorporated into this Amendment in their entirety and are true and correct as of the First Amendment Effective Date.

2.       Amendments to Loan Agreement. Pursuant to Section 9.2 of the BCA, the BCA is hereby amended as follows:

a.	The definition of “Aggregate Transaction Proceeds” is hereby deleted in its entirety.

b.	The definition of “Distributable Cash” is hereby deleted in its entirety.

c.	Section 6.3(d) of the BCA is hereby deleted in its entirety.

III. MISCELLANEOUS

1.       Representations and Warranties of the Parties. Each party hereto represents and warrants as of the First Amendment Effective Date that:

a.       The execution, delivery and performance by each party of this Amendment (i) have been duly authorized by all necessary action on the part of each party and are consistent with its organizational documents, and (ii) do not contravene any law, governmental rule, regulation or order applicable to such party, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument or any order, writ, injunction or decree to which such party is a party or by which it or its properties or assets are bound;

b.       this Amendment constitutes the legal, valid, and binding agreement of each party hereto, enforceable in accordance with its terms; and

c.       each of the representations and warranties of each party set forth in Articles 3 and 4 of the BCA are true and correct in all material respects (or if such representations and warranties are by their terms subject to any materiality qualification then such representations and warranties are true and correct in all respects) as of the date hereof with the same effect as though made on and as of the date hereof (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).

2.       Full Force and Effect. The BCA, as amended pursuant to this Amendment, remains in full force and effect. After the First Amendment Effective Date, references to the Second Amended and Restated Business Combination Agreement in the BCA and the Ancillary Documents shall mean the Second Amended and Restated Business Combination Agreement as amended pursuant to this Amendment.

3.       Conflicting Provisions. In the event of a conflict between any provision of the BCA or any Ancillary Documents and this Amendment, the provisions of this Amendment shall govern.

4.       Counterparts; Electronic Signature. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Amendment may be executed electronically, and an electronic or .pdf signature shall constitute an original for all purposes.

5.       Entire Agreement. This Amendment contains the entire agreement of the parties hereto in respect of the transactions contemplated hereby, and all prior agreements among or between the parties, whether oral or written, with respect to the subject matter hereof, are superseded by the terms of this Amendment.

[Remainder of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: Chief Executive Officer

DHAC MERGER SUB I, INC.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: President

DHAC MERGER SUB II, INC.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: President

VSEE LAB, INC.

By:	/s/ Milton Chen
Name: Dr. Milton Chen
Title: Executive Vice Chairman

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

By:	/s/ Imoigele Aisiku
Name: Dr. Imoigele Aisiku
Title: Executive Chairman

[Signature Page to First Amendment to Second Amended and Restated Business Combination Agreement]